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                                                                   Exhibit 11(b)

                        VENABLE, BAETJER AND HOWARD, LLP
                     1800 MERCANTILE BANK AND TRUST BUILDING
                                TWO HOPKINS PLAZA
                            BALTIMORE, MARYLAND 21201

                                                               September 4, 1998

Willkie Farr & Gallagher
787 Seventh Avenue
New York, NY  10019-6099

         Re: Warburg, Pincus Strategic Global Fixed Income Fund, Inc.

Ladies and Gentlemen:

                  We have acted as special Maryland counsel to Warburg, Pincus Strategic Global Fixed Income Fund, Inc., a Maryland corporation (the "Acquiring Fund"), in connection with the proposed acquisition by the Acquiring Fund of all or substantially all the assets and liabilities of the BEA Strategic Global Fixed Income Fund (the "Acquired Fund"), a series of shares of The RBB Fund, Inc., a Maryland corporation (the "RBB Fund"), in exchange for a corresponding number of Common Shares, Institutional Shares, and Advisor Shares of the Acquiring Fund (collectively, the "Acquiring Fund Shares"), par value $.001 per share, pursuant to an Agreement and Plan of Reorganization to be executed by the Acquiring Fund and by the RBB Fund on behalf of the Acquired Fund (the "Agreement").

                  We have examined the Combined Proxy Statement and Prospectus contained in the Acquiring Fund's Registration Statement on Form N-14 (the "Registration Statement") substantially in the form in which it is to become effective, the Acquiring Fund's Charter and Bylaws, and the form of the Agreement substantially in the form in which it is to be included in the Registration Statement. We have further examined and relied upon a certificate of the Maryland State Department of Assessments and Taxation to the effect that the Acquiring Fund is duly incorporated and existing under the laws of the State of Maryland and is in good standing and duly authorized to transact business in the State of Maryland.
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Willkie Farr & Gallagher
September 4, 1998
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                  We have also examined and relied upon such corporate records of the Acquiring Fund, a certificate of an officer of the Acquiring Fund with respect to relevant actions of its Board of Directors and certain factual and other matters, and such other documents as we have deemed necessary to render the opinion expressed herein.

                  We have assumed, without independent verification, the genuineness of all signatures on documents submitted to us, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies. We have further assumed that upon its execution and delivery by the RBB Fund on behalf of the Acquired Fund, the Agreement will constitute the legal, valid and binding obligation of the RBB Fund, enforceable against the RBB Fund in accordance with its terms, and, further, that the number of Acquiring Fund Shares to be issued by the Acquiring Fund and then distributed to the shareholders of the Acquired Fund pursuant to the Agreement will not exceed the number of then unissued Common Shares, Institutional Shares and Advisor Shares, respectively, of the Acquiring Fund authorized in the Acquiring Fund's Charter.

                  Based upon the foregoing and subject to the qualifications set forth below, we are of the opinion that:

                  1. The Acquiring Fund is a corporation validly existing and in good standing under the laws of the State of Maryland.

                  2. The Acquiring Fund Shares to be issued as contemplated in the Agreement have been, to the extent of the number of shares of the class authorized in the Charter of the Acquiring Fund and then unissued, duly authorized, and, subject to the receipt by the Acquiring Fund of consideration equal to the net asset value thereof (but in no event less than the par value thereof), when issued pursuant to the Agreement and in the manner referred to in the Registration Statement, will constitute validly issued shares, fully paid and nonassessable, under the laws of the State of Maryland.

                  This letter expresses our opinion with respect to the Maryland General Corporation Law governing matters such as the authorization and issuance of stock. It does not extend to the securities of "blue sky" laws of Maryland, to federal securities laws or to other laws.


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Willkie Farr & Gallagher
September 4, 1998
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                  You may rely on our foregoing opinion in rendering your
opinion to the Acquiring Fund that is to be filed as an exhibit to the Registration Statement. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Registration Statement. We do not thereby admit that we are "experts" as that term is used in the Securities Act of 1933, as amended, and the regulations thereunder. This opinion may not be relied upon by any other person or used for any other purpose without our prior written consent.

                                             Very truly yours,

                                             /s/VENABLE, BAETJER AND HOWARD, LLP


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